EXHIBIT 14



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "other Service Providers", "Financial Highlights" and "Experts" in this combined Proxy Statement and Prospectus and to the use of our reports dated September 20, 1999 with respect to Global Small Cap Fund, Inc. and December 21, 1998 with respect to PaineWebber Global Equity Fund, which are incorporated by reference, in this Registration Statement on Form N-14 of PaineWebber Investment Trust.



                                                    ERNST & YOUNG LLP



New York, New York
October 12, 1999